As  filed  with  the  Securities  and  Exchange  Commission  on  March 27, 2006.

                                                   Registration  No.  333-130492

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ALLMARINE CONSULTANTS CORPORATION
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                    4400                   35-2255990
     ---------------------       ----------------         ---------------
    (State or jurisdiction       (Primary Standard         (IRS Employer
      of incorporation or          Industrial              Identification
         organization)            Classification                No.)
                                   Code Number)

                         8601 RR 2222, BLDG. 1 STE. 210
                               AUSTIN, TEXAS 78730
                                 (512) 689-7787
-------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

               Michael Chavez, President & Chief Executive Officer
                         8601 RR 2222, BLDG. 1 STE. 210
                               AUSTIN, TEXAS 78730
                                 (512) 689-7787
   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

          Copies  to:

            David M. Loev,                           John S. Gillies
     David M. Loev, Attorney at Law          David M. Loev, Attorney at Law
     2777 Allen Parkway, Suite 1000     &    2777 Allen Parkway, Suite 1000
         Houston, Texas 77019                      Houston, Texas 77019
         Phone: (713) 524-4110                     Phone: (713) 524-4110
         Fax: (713) 524-4122                        Fax: (713) 456-7908

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).


CALCULATION OF REGISTRATION FEE

Title of Each         Amount Being     Proposed Maximum      Proposed Maximum        Amount of
Class of Securities     Being          Price Per Share(1)    Aggregate Price(2)     Registration
To be Registered      Registered                                                        Fee
------------------------------------------------------------------------------------------------

Common Stock           1,850,000           $ 0.10             $ 185,000               $ 21.78
$0.001 par value

------------------------------------------------------------------------------------------------
Total                  1,850,000            $0.10             $ 185,000               $ 21.78


(1) The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        ALLMARINE CONSULTANTS CORPORATION
                   RESALE OF 1,850,000 SHARES OF COMMON STOCK

     The selling stockholders listed on page 34 may offer and sell up to 1,850,000 shares of our Common Stock under this Prospectus for their own account.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before the Company's shares are quoted on the OTC Bulletin Board, selling shareholders wish to sell at a price different from $0.10 per share, we will file a post-effective amendment beforehand.

      A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 , ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE  DATE  OF  THIS  PROSPECTUS  IS        ,  2006
                                                -------


                                TABLE OF CONTENTS

Prospectus Summary                                                5
Summary Financial Data                                            7
Risk Factors                                                      8
Use of Proceeds                                                   14
Dividend Policy                                                   14
Legal Proceedings                                                 14
Directors and Executive Officers                                  15
Security Ownership of Certain Beneficial Owners
     and Management                                               17
Interest of Named Experts and Counsel                             18
Indemnification of Directors and Officers                         18
Description of Business                                           20
Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                    26
Description of Property                                           29
Certain Relationships and Related Transactions                    29
Executive Compensation                                            30
Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure                          31
Descriptions of Capital Stock                                     31
Shares Available for Future Sale                                  33
Plan of Distribution and Selling Stockholders                     33
Market for Common Equity and Related Stockholder Matters          37
Legal Matters                                                     38
Additional Information                                            38
Financial Statements                                              F-1
Part II                                                           39

PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "Allmarine" refer to Allmarine Consultants Corporation, a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Allmarine Consultants Corporation.

     We are a development stage company with limited experience in the marine consulting business. We have earned no revenues since our formation, have no current clients and have an accumulated deficit of $31,582 as of November 30, 2005.

     We intend to specialize in the administration of ship and corporate registries and provide maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and Safety of Life at Sea ("SOLAS"). Additionally, we plan to conduct pre-purchase, condition and cargo gear surveys, International Safety Management ("ISM") consulting and certificates, International Ship and Port Facility Security ("ISPS") implementation and certificates and we additionally offer Continuous Discharge Certificates ("CDC") for seafarers, vessel history & investigation, marine insurance, corporate formation, and general consultancy to ship owners and managers through Philtex Corporation, Ltd., a Belize corporation based in Dubai, United Arab Emirates, with whom we have a Marketing Agreement, as described below under "Description of Business."

     Of the 1,850,000 shares of Common Stock included in this Prospectus, 900,000 shares were issued in connection with services rendered and 950,000 shares were sold pursuant to a private placement of our Common Stock at $0.025 per share.

     Our mailing address is 8601 RR 2222, Bldg. 1 Ste. 210, Austin, Texas 78730, our telephone number is (512) 689-7787, and our fax number is (512) 342-9594.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

                            SUMMARY OF THE OFFERING:
                            ------------------------

COMMON STOCK OFFERED:              1,850,000 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:           9,950,000 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:            9,950,000 shares

USE OF PROCEEDS:                   We   will   not  receive  any  proceeds  from
                                   the   shares   offered   by   the   selling
                                   stockholders.  See  "Use  of  Proceeds."

RISK  FACTORS:                     The  securities   offered  hereby  involve  a
                                   high   degree   of   risk,  including   risks
                                   associated  with   our  need  for  additional
                                   financing, our ability to continue as a going
                                   concern,   that   we  may  not  generate  any
                                   revenues  in   the  future,  that  we  depend
                                   heavily  on  our officers and directors, that
                                   our  President  and Vice President can vote a
                                   majority  of  our outstanding shares, that we
                                   are highly dependent on our relationship with
                                   Philtex Corporation, Ltd. for our operations,
                                   that  we  have  a  limited operating history,
                                   that  we have a poor financial position, that
                                   we may not be able to successfully compete in
                                   the   ship   registry   and  marine  services
                                   industry,  that  we  may not be able to mange
                                   our   growth,  that  our  operations  may  be
                                   adversely   effected   by   fluctuations  and
                                   cyclical turns in the shipping industry, and with the penny stock restrictions on our common stock. See "Risk Factors."

OFFERING  PRICE:                   The  offering  price  of  the  shares  has
                                   been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of Common Stock previously sold by us.

NO  MARKET:                        No  assurance   is  provided  that  a  market
                                   will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.


                  [Remainder of page left intentionally blank.]

                             SUMMARY FINANCIAL DATA

     You should read the unaudited summary financial information presented below for the six months ended November 30, 2005, and for the period from inception (May 19, 2005) to November 30, 2005. We derived the summary financial information from our unaudited financial information for the six months ended November 30, 2005, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.


STATEMENT OF OPERATIONS

                                    SIX MONTHS ENDED      INCEPTION (MAY 19,
                                    NOVEMBER 30, 2005        2005) THROUGH
                                                           NOVEMBER 30, 2005
                                    ----------------------------------------
                                       (Unaudited)            (Unaudited)
Operating expenses:
  Other general and administrative  $          22,282     $           31,582
                                    ----------------------------------------
  Loss from operations                         22,282                 31,582
                                    ----------------------------------------

  Net loss                          $         (22,282)     $         (31,582)
                                    ========================================

  Net loss per share
  basic and diluted                 $           (0.00)



                      BALANCE SHEET AS OF NOVEMBER 30, 2005
                                   (UNAUDITED)

                                     ASSETS

Current assets:
  Cash                                                    $  3,944
                                                          --------
   Total current assets                                   $  3,944
                                                          ========
         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
                                                          --------
   Total current liabilities                                 - 0 -
                                                          --------
STOCKHOLDERS' EQUITY:
  Preferred stock $.001 par value,
     10,000,000 shares authorized, none issued               - 0 -

  Common stock, $.001 par value,
     100,000,000 shares authorized, 9,950,000

     shares issued and outstanding                           9,950
  Additional paid in capital                                25,576
  Deficit accumulated during the exploration stage         (31,582)
     Total stockholders' equity                              3,944
                                                          --------
Total Liabilities and Stockholders' Equity                $  3,944
                                                          ========

                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in Allmarine Consultants Corporation You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent. References to "our," "we," "Allmarine" and words of similar meaning in these Risk Factors refer to the Company.

WE  MAY  NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

     We will depend to a great degree on the ability to attract external financing in order to conduct future business activities. We are currently funded solely by our shareholders and we believe that we can continue our business operations for the next six to eight months with financing provided by such shareholders, due to the fact that our total expenses are low, Michael Chavez, our sole officer, Director and employee has not been paid any salary to date and has agreed to provide us additional funding in the future, if needed, and due to the fact that we are provided office space at no cost to us by Mr. Chavez. We currently plan to outsource/refer any clients we receive to Philtex; however, we plan to conduct our own operations in the future through contacts gained through our Marketing Agreement with Philtex (explained below) and to operate separately from Philtex in the future, finances permitting. To accomplish those goals and/or if our expenses rise or our current shareholders cease funding our operations, we will be forced to raise additional capital through the sale of debt and/or equity securities. If this happens and we are unable to raise the additional funds we require, we may be forced to abandon our current business plan. If you invest in us and we are unable to raise the required funds, your investment could become worthless.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     We have not generated any revenues since inception and have incurred substantial losses totaling $9,300 as of May 31, 2005, and $31,582 as of November 30, 2005. We had net working capital of $3,944 as of November 30, 2005. These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate sufficient cash flow to conduct our operations and/or obtain additional sources of capital and financing.

WE MAY NOT GENERATE ANY REVENUES IN THE FUTURE, WHICH MAY FORCE US TO CURTAIL OUR BUSINESS PLAN.

     As a development stage company, we have no revenues or profits to date and our accumulated deficit as of November 30, 2005, was $31,582. We are currently being funded by existing shareholders and anticipate being able to continue our business operations for approximately the next six to eight months due to our low overhead and the limited expenses that we have. If we do not have enough money to pay our outstanding liabilities as they become due and/or if we fail to generate any revenues in the future, we will be forced to curtail or abandon our business plan and any investment in us may be lost.


WE DEPEND HEAVILY ON MICHAEL CHAVEZ AND ARTHUR STONE, OUR OFFICERS AND DIRECTORS, AND IF WE WERE TO LOSE THEIR SERVICES, WE MAY BE FORCED TO ABANDON OR CURTAIL OUR BUSINESS PLAN AND OPERATIONS.

     Our future performance is substantially dependent on the performance of Michael Chavez, our Chief Executive Officer and President and Arthur Stone, our Vice President. The loss of the services of Mr. Chavez or Mr. Stone could have a material adverse effect on our business, results of operations or financial condition. We do not currently have an employment agreement with or any "key man" insurance on Mr. Chavez or Mr. Stone. In addition, the absence of Mr. Chavez or Mr. Stone will force us to seek replacements who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Moving forward, should we lose the services of Mr. Chavez or Mr. Stone, for any reason, we will incur costs associated with recruiting a replacement and any delays could harm our operations. If we are unable to replace Mr. Chavez or Mr. Stone with other suitably trained individual or individuals, we may be forced to scale back or curtail our business plan and planned activities, which would likely cause a decrease in the value of our securities. Additionally, as a result of the loss of Mr. Chavez or Mr. Stone, we could be forced to abandon or change our current business plan, which changed business plan could have significant risks associated with it, which are not contemplated by this Prospectus, and which could cause the value of our securities to become worthless.

OUR PRESIDENT MICHAEL CHAVEZ AND OUR VICE PRESIDENT, ARTHUR STONE, CAN VOTE AN AGGREGATE OF 54.2% OF OUR COMMON STOCK AND CAN EXERCISE CONTROL OVER
CORPORATE  DECISIONS  INCLUDING  THE  APPOINTMENT  OF  NEW  DIRECTORS.

     Our President, Michael Chavez and our Vice President, Arthur Stone, currently control 5,400,000 shares representing approximately 54.2% of our outstanding Common Stock. Accordingly, Mr. Chavez and Mr. Stone will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in our direction and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Chavez and/or Mr. Stone as our Directors, which will mean they will remain in control of who serves as our officers as well as whether any changes are made in the Board of Directors. As a potential investor in us, you should keep in mind that even if you own shares of our Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

WE ARE HIGHLY DEPENDENT ON PHILTEX CORPORATION, LTD. FOR OUR OPERATIONS, AS WE WILL INITIALLY RUN SUBSTANTIALLY ALL OF OUR OPERATIONS THROUGH PHILTEX CORPORATION, LTD.


     We are currently highly dependent on Philtex Corporation, Ltd., ("Philtex") as we plan to outsource (i.e. refer) all of our operations and services through Philtex, beginning in approximately the second quarter of 2006, and continuing for approximately six (6) to twelve (12) months thereafter and use Philtex's contracts and connections through the Marketing Agreement (described below) for approximately another six (6) to twelve (12) months thereafter, once we have operations. Additionally, as described below under "Description of Business," "Need for Government Approval," we will be dependent on Philtex for Philtex's ability to sell the registry of several countries which whom Philtex has government authorization from, as we do not have any ability to sell registries on our own. We currently have a Marketing Agreement with Philtex (described in greater detail below) whereby Philtex has granted us the exclusive right to promote, market and sell Philtex's products and services in North and South America. We have earned no revenues through our Marketing Agreement with Philtex as of the date of this Prospectus. Philtex or we may terminate the Marketing Agreement at any time with or without cause, for any reason, upon delivery of written notice thereof to the other. If we do not earn any revenues through our Marketing Agreement in the future, and/or if Philtex was to terminate the Marketing Agreement and we are unable to offer registry services, and/or if Philtex was to terminate the Marketing Agreement and compete with us in the same market, we would likely be forced to abandon our business operations and our operations would likely fail, causing any investment in us to become worthless.


WE HAVE A LIMITED OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES TO DATE AND BECAUSE OF THIS IT MAY BECOME DIFFICULT TO EVALUATE OUR CHANCE FOR SUCCESS.


     We were formed as a Nevada corporation in May 2005. Aside from organizational costs incurred, we have not incurred significant expenses to date, but have also not generated any revenues, and we have a limited operating history. As such, it may be difficult to evaluate our business prospects. We are a development stage company with limited experience in the marine consulting business, which plans to begin outsourcing (i.e. referring) the majority of our operations through our Marketing Agreement with Philtex in approximately the second quarter of 2006, and continue for approximately six (6) to twelve (12) months thereafter and then to use Philtex's contracts and connections for approximately another six (6) to twelve (12) months thereafter; however, we will need to arrange new agreements, raise needed capital, and pay expenses and general administrative fees during that time and will need to raise substantial additional capital to offer services separate from Philtex, which we currently plan to offer in the future. Although we feel we have experienced officers and directors, we are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of marine consulting, such as ours, may have difficulty in continuing in the highly competitive marine consulting environment, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.


WE HAVE A POOR FINANCIAL POSITION AND IF WE DO NOT GENERATE REVENUES, WE MAY BE FORCED TO ABANDON OUR BUSINESS PLAN.

     We currently have a poor financial position. We have not generated any revenues to date and have a deficit as of November 30, 2005 of $31,582. There is a risk that we will not generate any revenues through our Marketing Agreement with Philtex, and/or that we will never be able to operate separately from Philtex. If we never generate any revenues, we may be forced to abandon our business plan and any investment in us may become worthless.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE SHIP REGISTRY AND MARINE SERVICES INDUSTRY.

     The market for companies offering ship registry and other marine services is highly competitive and we only expect competition to intensify in the future. Numerous well-established companies spend significant resources on marketing and advertising to individuals which we also market services to. Because of these factors, there is a significant risk that that we will be unable to compete successfully and that competitive pressures, including possible downward pressure on the prices we charge for our services, will cause us to curtail or abandon our current business plans and/or cause us to change our business plan significantly. If we were forced to abandon, curtail or change our business plan, any investment in us could become worthless.


IN THE EVENT THAT OUR FUTURE OPERATIONS AND CONTRACTS GROW, THERE IS A RISK THAT WE WILL NOT BE ABLE TO MANAGE OUR GROWTH.

     Our growth is expected to place a significant strain on our managerial, operational and financial resources. Further, as we receive future contracts, we will be required to manage multiple relationships with various customers, clients and other third parties. As of the date of this Prospectus, we do not have any contracts with customers. These requirements will be exacerbated in the event of our further growth. As a result, there is a significant risk that our systems, procedures or controls will not be adequate to support our operations and/or that we will not be able to achieve the rapid execution necessary to successfully offer our services and implement our business plan. Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business. If we grow faster than we can manage, our procedures and controls may not be adequate to support our operations and as a result, we may be forced to scale back our operations, sell all or a portion of our assets and/or hire additional management, all of which could cause us significant expense and could cause any investment in us to decline in value.


OUR SHIP REGISTRY OPERATIONS MAY BE ADVERSELY EFFECTED BY FLUCTUATIONS AND CYCLICAL TURNS IN THE SHIPPING INDUSTRY AS A WHOLE.

        The shipping business, including the market for ship registry services, has been cyclical in varying degrees, and has experienced fluctuations in profitability and demand. These fluctuations, and the demand for ships, in general, have been influenced by many factors including:

     -    global  and  regional  economic  conditions;
     -    developments  in  international  trade;
     -    changes  in  seaborne  and  other  transportation  patterns;
     -    weather;
     -    crop  yields;
     -    armed  conflicts;
     -    terrorist  activities;
     -    port  congestion;
     -    canal  closures;
     -    political  developments;
     -    embargoes;  and
     -    strikes.


The demand for maritime shipping services is also greatly affected by the demand for consumer goods and perishable foods, dry bulk commodities and bagged and finished products, all of which are highly dependent on the factors described above, as well as commodity prices, environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we plan to provide in the future. As of the date of this Prospectus, we have provided no services and have no clients or customers.

OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED THROUGH THIS PROSPECTUS.

     Pursuant to our Articles of Incorporation, we have 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock ("Preferred Stock") authorized. As of the filing of this Registration Statement, we have 9,950,000 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding. As a result, we have the ability to issue a large number of additional shares of Common Stock by our Board of Directors without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of Preferred Stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of Preferred Stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the Preferred Stock the right to convert the shares of Preferred Stock they hold into shares of our Common Stock, which may cause substantial dilution to our then Common Stock shareholders and/or have other rights and preferences greater than those of our Common Stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of Common Stock which could cause substantial dilution to our existing shareholders and/or Preferred Stock, which could cause substantial dilution, give such preferred shareholders super majority voting rights and/or other rights or preferences which could provide the preferred shareholders control of us subsequent to this offering and/or give those holders the power to prevent or cause a change in control, which could cause the value of our Common Stock to decline or become worthless.

WE  DO  NOT  CURRENTLY  HAVE  A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A
MARKET FOR OUR COMMON STOCK IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

     There is currently no public market for our Common Stock. After this Registration Statement becomes effective, we hope to trade our securities on the Over-The-Counter Bulletin Board. If there is a market for our Common Stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;

     (2)  our  ability  or  inability  to  generate  new  revenues;

     (3)  increased  competition;  and

     (4) conditions and trends in the ship registry and commercial shipping industry.

     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

     Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of our directors and executive officers. Our officers and directors are as follows:

           NAME               AGE                      POSITION
           ----               ---                      --------
     MICHAEL  CHAVEZ          27        PRESIDENT,  CHIEF  EXECUTIVE  OFFICER,
                                              CHIEF  FINANCIAL  OFFICER,
                                        SECRETARY,  TREASURER  AND  DIRECTOR

     ARTHUR  STONE            62        VICE  PRESIDENT  AND  DIRECTOR

       -------------------------------------------------------------------

MICHAEL CHAVEZ, PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY, TREASURER AND DIRECTOR

     Mr. Chavez has served as our President, Chief Executive Officer, Secretary, Treasurer and Director since our incorporation on May 19, 2005. He has served as the owner/president of CCALL, Inc. Insurance ("CCALL") since July 2003 and currently spends approximately 10 hours per week working for CCALL and approximately 40-50 hours per week working for us. CCALL is an insurance broker for property and casualty insurance. He served as the Vice President of Operations and Business Development of JLML Holdings, Inc. from August 2000 to July 2003. JLML Holdings, Inc. was a commercial and residential development company. From June 1999 to August 2000, Mr. Chavez served as the Executive Manager of CCM Manufacturing Tech ("CCM Tech"). CCM Tech was a certified electronic manufacturing service company. From May 1996 to June 1999, Mr. Chavez served as an Account Executive for Micro-Media Solutions ("Micro-Media"). Micro Media was a network integration company. Mr. Chavez is currently an active member and supporter of the Greater Austin Hispanic Chamber of Commerce, Texas Association of Mexican American Chamber of Commerce, Member of the Hispanic Austin Leadership Alumni, and a member of the Mexi-Arte Museum in Austin, Texas.

ARTHUR  STONE,  VICE  PRESIDENT  AND  DIRECTOR

     Arthur Stone has served as our Vice President and Director since May 19, 2005, and provides advisory services to us on an as needed basis, including advisory services in connection with marketing, corporate planning and the identification and introduction of potential strategic partners. Since January 1, 1987, he has served as President of Stone Technologies Corp. ("Stone") and he currently spends approximately 40 hours per week working for Stone. Stone is a high-tech research and design company, specializing in wireless communications equipment, as well as the manufacturing and electronic testing of the equipment. Since December 2004, he has served as a Director of CLX Investment Company, an investment company registered under the Investment Company Act of 1940 (publicly traded on the OTCBB under the symbol "CLXN"). From July 1975 to January 1987, he was served as President of ADS Security Systems, Inc ("ADS"). ADS was a security and fire alarm installation company, which manufactured and tested its products. From January 1965 to June 1975, he owned and operated Automatic
Detection Systems. Automatic Detection Systems was a security and fire alarm installation company. From 1961 to 1982, Mr. Stone has completed 60 hours of Electrical Engineering course work at the University of Texas.

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.











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                                       16

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of March 27, 2006 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                               PERCENTAGE
                                                              BENEFICIALLY           PERCENTAGE
  NAME AND ADDRESS OF BENEFICIAL     SHARES BENEFICIALLY      OWNED BEFORE        BENEFICIALLY OWNED
              OWNER                         OWNED              OFFERING(1)         AFTER OFFERING
  ------------------------------     -------------------      ------------        ------------------


        MICHAEL CHAVEZ(2)
 8601 Rr 2222, Bldg. 1 Ste. 210           2,700,000               27.1 %                 27.1 %
       Austin, Texas 78730

         ARTHUR STONE(3)
  8601 Rr 2222, Bldg. 1 Ste. 210          2,700,000               27.1 %                 27.1 %
       Austin, Texas 78730

          DAVID LOEV (4)
  2777 Allen Parkway, Suite 1000          2,825,000               28.0 %(5)              28.0 %(5)
       Houston, Texas 77019

         CHRIS WARREN
   Level 41, Emirates Tower                 900,000                9.5 %                  9.5 %
       Sheikh Zayed Road
         P.O. Box 14069
  Dubai, United Arab Emirates
 ===============================     ===================      ============        ==================

 ALL OFFICERS AND DIRECTORS AS A
       GROUP (2 PERSONS)                  5,400,000               54.3 %                 54.3 %



     (1) Using 9,950,000 shares of Common Stock issued and outstanding as of March 27, 2006.

     (2) Michael Chavez is our Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.
     (3)  Arthur  Stone  is  our  Vice  President  and  Director.
     (4) Includes warrants to purchase 125,000 shares of our Common Stock at $0.025 per share, which are described in greater detail under "Description of Capital Stock," below.
     (5) Using 10,075,000 shares of Common Stock outstanding, assuming the exercise of the 125,000 warrants held by David Loev.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     This Form SB-2 Registration Statement was prepared by our counsel, David M. Loev, Attorney at Law, who is the beneficial owner of 2,700,000 shares of our Common Stock, representing 27.1% of our issued and outstanding common stock, and holds warrants to purchase 125,000 shares of our Common Stock at $0.025 per shares, which are described in greater detail under "Description of Capital Stock," below.

EXPERTS

     The financial statements of the Company as of as of May 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the period from May 19, 2005 (Inception) through May 31, 2005 included in this Prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.














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                                       19

                             DESCRIPTION OF BUSINESS

Special Note Regarding Forward-Looking Statements
-------------------------------------------------

     Certain statements in this Form SB-2, including statements under "Description of Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations", constitute forward looking statements. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Allmarine Consultants Corporation ("Allmarine", "the Company", "we", "us" or "our") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

BUSINESS HISTORY
----------------


     We were incorporated as "Allmarine Consultants Corporation," in Nevada on May 19, 2005. To date, we have generated no revenues, have performed no services and have no clients. Through our Marketing Agreement with Philtex
(explained below), we plan to specialize in the administration of ship and corporate registries, providing maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and Safety of Life at Sea ("SOLAS"). Additionally, through Philtex, we plan to conduct pre-purchase, condition & cargo gear surveys, International Safety Management ("ISM") consulting and certificates, International Ship and Port Facility Security ("ISPS") implementation and certificates and we additionally offer Continuous Discharge Certificates ("CDC") for seafarers, vessel history & investigation, marine insurance, corporate formation & structure, legal services, and general consultancy to ships owners and managers. We currently plan to run all of our operations through our Marketing Agreement with Philtex Corporation, Ltd., a Dubai, United Arab Emirates corporation ("Philtex"). Philtex's president is Chris Warren, who holds 900,000 shares of our common stock. Although we have been promoting and marketing our services since the effective date of the Marketing Agreement, we have no operations as of the date of this Prospectus.


BUSINESS OPERATIONS
-------------------

     According to the fundamental principles of public international law, all vessels using the high seas must possess a national character; a stateless ship enjoys no protection under international law. "Vessel registration", meaning the entry of a ship in the public records of a State, is the process by which a ship takes on a national character. Every "Flag State" maintains a register in which the particulars of merchant vessels possessing the nationality of that State are entered. Upon registration, a vessel is entitled to hoist the national flag and will be issued vessel documents attesting to its nationality.

     Once a vessel is registered, there are several rights which are conferred to the vessel, including the right to diplomatic protection and consular assistance by the Flag State; the right to naval protection by the Flag State, and, in some cases, the right to engage in certain activities within the territorial waters of the Flag State (e.g. fishing or trading between the ports of the Flag State). The title of the registered owner is protected, and the priorities among persons holding security interests over the vessel, such as mortgagees, may be preserved.

     Every sovereign State may decide to whom it will accord the right to fly its flag and may prescribe the rules governing such grants. Generally, the traditional maritime nations limit those who may register a vessel to nationals of that nation or to entities incorporated or organized in that nation. These "national flags" account for over 50% of the world's oceangoing fleet in terms of deadweight tonnage (Institute of Shipping Economics and Logistics Market Analysis 2005, Ownership Patterns of the World Merchant Fleet, April 2005, www.isl.org). They are protected as arms of national defense, sources of jobs, and territorial pride. Cargoes are reserved for them, fishing rights belong to them, and tax and subsidy benefits accrue to them.

     Several Flag States have offered their maritime flag registration to owners from another country. These "open registers" generally offer simple registration procedures, low or nonexistent taxes, and no practical restrictions on nationality of crew.


     We plan, through our Marketing Agreement with Philtex, to work under the authorization of countries who offer "open" registration of merchant ships to foreign people and companies. Through our Marketing Agreement with Philtex, we expect to market ship and corporate registration and carryout statutory requirements on behalf of the International Maritime Organization, a government body of the United Nations which regulates Flag States ("IMO") and other recognized classification societies accepted from member Flag States. Additionally, through our Marketing Agreement with Philtex, we plan to provide our clients with surveyors which are approved by port authorities in most major ports throughout the Middle East, India, Europe, and the United States of America. However, as of the date of this Prospectus, we have generated no revenues and have no clients or customers.



     The nature of the relationship between us and Philtex is limited to the terms and conditions of the Marketing Agreement (described below). Philtex and us will have complete autonomy, but will engage in similar business activities involving the registration and classification of merchant ships and company formation under various nationalities. For approximately the next six (6) to twelve (12) months, we plan to focus on building our client base in North and South America, and Philtex has agreed through the Marketing Agreement to allow us to outsource work through it, for additional fees to be paid on a sale by sale basis, during that time. Additionally, Philtex has agreed to perform the majority of the administrative duties on our ship registry services, until such time as we are able to handle our own registration processing, which we anticipate being in the 3rd or 4th quarters of 2007. Until such time as we are able to perform registration services on an independent basis apart from Philtex, we will rely on Philtex to perform such registrations.


     Through Philtex we also plan to offer independent surveys, registration services, negotiating protection and claim handling. Additionally, we plan to provide our clients with ship classification services, through our Marketing Agreement with Philtex, including technical assessment, verification services as well as certification and consultancy services. We also plan to occasionally act as a broker between buyers and sellers of vessels and we plan to outsource (i.e. refer out the work to Philtex, for it to complete) marine insurance services including hull and machinery, protection and indemnification and cargo insurance, to third parties through our Marketing Agreement with Philtex.


MARKETING AGREEMENT

     On August 15, 2005, we entered into a Marketing Agreement with Philtex. Pursuant to the Marketing Agreement, Philtex agreed to grant us the exclusive right to promote, market and sell Philtex's products and services to customers in North and South America (the "Americas"), where Philtex does not currently provide services; however, under the Marketing Agreement, Philtex may directly promote, market and sell its services in the Americas and/or contract with other parties to promote, market and sell its products outside of the Americas. Under the Marketing Agreement, the relationship between Philtex and us is one of an independent contractor.

     Under the Marketing Agreement, Philtex shall pay us a fee of ninety percent (90%) of the gross revenue from all sales of Philtex's products which are directly or substantially attributable to our efforts to market, promote, or sell any of Philtex's products, regardless of whether the sale is consummated during the term of the Marketing Agreement. Philtex agreed to pay us such fee on a monthly basis.

     Additionally, pursuant to the Marketing Agreement, Philtex granted us a non-exclusive revocable license to:

     (i) utilize Philtex's trade name and any trademarks and service marks associated with Philtex or Philtex's products;

     (ii) identify the origin of any of Philtex's products in advertising and promotional materials;

     (iii) reasonably use Philtex's name in advertising and promotional materials;

     (iv) provide  links  to  Philtex's  internet  site(s);  and

     (v) disclose and advertise the existence of a business relationship between the parties.

     The term of the Marketing Agreement is three years, and shall renew automatically for successive one-year terms. However, the Marketing Agreement may be terminated at any time with or without cause by either party, upon delivery of written notice to the other party. Upon termination of the Marketing Agreement, each party is required to pay to the other, all compensation and monies due or which may become due, within thirty (30) days after the effective date of the termination of the Marketing Agreement.

     The products and services which are subject to the Marketing Agreement include:
     o     registration  of  merchant  ships;
     o     surveying  and  technical  assessments;
     o     company  formation  and  registration;  and
     o     ship  brokerage  (sales  and  charter).

     On February 22, 2006, we entered into "Amendment No. 1 to Marketing Agreement" (the "Marketing Agreement Amendment") with Philtex. The Marketing Agreement Amendment was effective as of the date of the original Marketing Agreement dated August 15, 2005. Pursuant to the Marketing Agreement Amendment, we and Philtex amended the Marketing Agreement to include a list of the services which Philtex granted us the right to promote, market and sell pursuant to the Marketing Agreement Amendment, which list was mistakenly left out of the original Marketing Agreement. Additionally, the Marketing Agreement Amendment included a provision which provided that until such time as we are able to offer services, that we may refer/outsource services through Philtex, and that in consideration for the work performed in connection with such referral that Philtex will retain a greater percentage of the gross revenues of any sale, which percentage will be determined on a sale by sale basis after taking into account Philtex's cost of services performed. Throughout this Prospectus references to the Marketing Agreement include the amendments affected by the Marketing Agreement Amendment, unless otherwise stated.

     Until we are able to offer services on our own, we will rely on Philtex's experience, representation agreements and government relations, and will outsource the majority of our operations through Philtex, and will retain 90% of the revenues of such operations minus a fee to be paid to Philtex which will be determined on a sale by sale basis in connection with the cost of the services performed by Philtex. After paying fees to Philtex, we anticipate retaining approximately 50% of the total revenues from any sale which we outsource through Philtex although this percentage may be greater or less depending upon our negotiations with Philtex. We hope to be able to offer our own services without the help of Philtex in approximately six (6) to twelve (12) months, at which time we still rely on Philtex's contacts and contracts through the Marketing Agreement and will pay Philtex 10% of any revenues we receive pursuant to the Marketing Agreement.


     Additionally, we plan to terminate the Marketing Agreement in the future, assuming we are able to establish relationships with government bodies in certain Flag States, as well as establishing relationships with insurance companies which provide marine insurance for hull and machinery, protection and indemnity and cargo insurance, as well as contracts with surveyors. We hope to have established these relationships within approximately eighteen (18) to twenty-four (24) months, at which time we plan to offer products and services separately from Philtex and plan to terminate the Marketing Agreement at that time, pursuant to the termination provisions of the Marketing Agreement (described below under "Marketing Agreement"). If we are able to offer services on our own and terminate the Marketing Agreement, we will retain 100% of the revenues we receive, if any. We plan to receive fees from our clients at the time we are engaged by such clients.


DEPENDENCE  ON  ONE  OR  A  FEW  MAJOR  CLIENTS


     Currently, we have not generated any revenues and have no clients. We do depend heavily on our relationship with Philtex however, as all of our services are offered through our Marketing Agreement with Philtex. As of the date of this Prospectus, we have provided no services through our Marketing Agreement with Philtex, have generated no revenues and have no clients or customers.


COMPETITION

     Companies in the ship registry and marine services industries compete with each other through advertisements in industry publications; internet based registration of ships and yachts; internet based formation and registration of companies, partnerships and limited liability companies, and word of mouth among ship owners, among others. The market for companies offering ship registry and other marine services is highly competitive. We expect competition to intensify in the future. Numerous well-established companies spend significant resources on marketing and advertising to individuals which we also market services to. Therefore, we may be unable to compete successfully in the marketplace and competitive pressures, including possible downward pressure on the prices we charge for our services, may adversely affect our business, results of operations and financial condition.

     Under our current Marketing Agreement with Philtex, we have the exclusive right to promote, market and sell Philtex's products in the North and South America (the "Americas"). The term of the Marketing Agreement is three years, and it renews automatically for successive one-year terms. However, the Marketing Agreement may be terminated at any time with or without cause by either party, upon delivery of written notice to the other party. Because the Marketing Agreement is easily terminated by Philtex, there is a chance that Philtex will terminate the Marketing Agreement and provide its own services or through another company in the Americas. If this were to happen and we were not able to provide services without the help of Philtex, we could be forced to curtail or abandon our operations until we could find another marketing partner, if ever, which marketing partner could charge substantially more than Philtex.

EMPLOYEES

     We currently have one employee, our Chief Executive Officer, Michael Chavez, who manages our operations who works for us approximately 40-50 hours per week.

PATENTS,  TRADEMARKS  AND  LICENSES

     We  have  no  patents,  trademarks  or  licenses.

NEED  FOR  GOVERNMENT  APPROVAL

     Government appointments are critical in the ship registry industry as give companies the right to market and sell the registry of a particular country. We do not individually hold any appointments and are not able to offer any registries on our own; however, through our Marketing Agreement with Philtex (as described above in greater detail under "Marketing Agreement"), we are able to act through Philtex and use Philtex's government authorizations and private agreements to allow us to offer registration in several flag states to our clients including the countries of Panama, Belize, Tonga, Vanuatu, and the Democratic Peoples Republic of Korea.









                  [Remainder of page left intentionally blank.]

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

PLAN  OF  OPERATION
-------------------

     We are currently funded solely through our shareholders. We believe that we can continue our operations, which operations currently include working to solicit business and establishing contracts, for approximately six to eight months through funding provided by our existing shareholders, if we are unable to raise revenues through our Marketing Agreement with Philtex. This estimate assumes that we keep our expenses at their current levels as our Chief Executive Officer and sole employee, Michael Chavez draws no salary and provides us office space free of charge, and as a result of our low overhead. Additionally, it is anticipated that Mr. Chavez will provide us with additional funding if required prior to the effectiveness of our Registration Statement.

     We currently plan to outsource (i.e. refer out the work to Philtex, for it to complete) all of our services to Philtex, with whom we have a Marketing Agreement (as described above); however; the Marketing Agreement may be terminated by either party at any time, with or without cause, upon written notice to the other party. If Philtex was to stop providing us with outsourcing services, we could be forced to curtail or abandon our business operations.


     We currently have limited operations which include working to establish contacts and solicit business. We have been promoting and marketing our services since the effective date of the Marketing Agreement with Philtex, however, we have not generated any revenues, and have not performed any services under the Marketing Agreement and have no clients as of the date of this Prospectus. We believe that it takes time for any new company with limited experience, which is offering services in a new industry, such as the Marine Services industry, to gain acceptance in the industry and generate relationships and eventually revenues. As such, we anticipate beginning to generate revenues and outsource the majority of our operations through Philtex in approximately the 2nd quarter of 2006. We plan to pay Philtex additional fees in connection with their outsourcing of certain work on a sale by sale basis (as described above under "Marketing Agreement"). We anticipate retaining approximately 50% of the total revenues from any sale which we outsource through Philtex which percentage may be greater or less depending upon our negotiations with Philtex. We anticipate the average cost of each sale, including registry services, insurance brokering and surveying to be approximately $20,000 to $25,000. In approximately six (6) to twelve (12) months, we hope to be able to offer services on our own, using only Philtex's contacts, and not refer such business directly to Philtex to complete, at which time we will receive 90% of the revenues received through such sales pursuant to the Marketing Agreement.

     Additionally, we have plans to generate revenues separate from Philtex, in approximately the 3rd or 4th quarter of 2007, if we are able to add clients and contracts, and raise additional capital subsequent to the effectiveness of this Registration Statement to operate separate from Philtex, of which there is no assurance, at which time we plan to terminate the Marketing Agreement pursuant to the termination provisions of the Marketing Agreement (described above under "Marketing Agreement").

RESULTS  OF  OPERATIONS  FOR  THE  SIX  MONTHS  ENDED  NOVEMBER  30,  2005.

     We generated no revenues during the six months ended November 30, 2005, and have generated no revenues since our inception on May 19, 2005.

     We had total operating expenses of $22,282 for the six months ended November 30, 2005, which operating expenses consisted solely of general and administrative expenses.

     We had a net loss of $22,282 for the six months ended November 30, 2005, which was due to the $22,282 of operations expenses and the fact that we generated $-0- in revenues during the six months ended November 30, 2005.

RESULTS OF OPERATIONS FOR THE PERIOD FROM MAY 19, 2005 (INCEPTION) TO THE YEAR ENDED MAY 31, 2005.

     We  have  generated  no  revenues  since  our  inception  on  May 19, 2005.

     We had a $9,300 loss from operations from May 19, 2005 (inception) to May 31, 2005, which was solely attributable to general and administrative expenses.

     We had a $9,300 net loss for the period from May 19, 2005 (inception) to May 31, 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     We had total assets of $3,944 at November 30, 2005, which consisted solely of current assets consisting of cash.

     We had net working capital of $3,944 as of November 30, 2005 and a deficit accumulated during the development stage of $31,582 as of November 30, 2005.

     Our net cash used in operating activities was $19,506 for the six months ended November 30, 2005, which included net loss of $22,282 and stock warrants issued for services of $2,776.

     We had $23,350 of cash flows from financing activities for the six months ended November 30, 2005, which included ($400) of advances from related parties, which amount was advanced by our Chief Executive Officer and Director, Michael

Chavez and $23,750 of stock issued for cash in connection with our sale of 950,000 shares of our Common Stock to thirty-six (36) investors for aggregate consideration of $23,750 (or $0.025 per share) during the three months ended November 30, 2005.

     Pursuant to our Engagement Agreement with our legal counsel, David M. Loev, entered into prior to our raising any money through our Private Placement, we agreed to issue Mr. Loev 2,700,000 shares of our Common Stock, warrants to purchase 125,000 shares of our Common Stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with our Private Placement and this Form SB-2 Registration Statement. We have issued Mr. Loev his 2,700,000 shares of Common Stock, issued him 125,000 warrants and have paid Mr. Loev $10,000 to date. On February 22, 2005, effective as of May 13, 2005, we entered into a Promissory Note with Mr. Loev to evidence the $15,000, which we owed Mr. Loev pursuant to the Engagement Agreement as of that date. Pursuant to the Promissory Note, we agreed to pay Mr. Loev $15,000 in $5,000 increments as follows (the "Goals"):

     o     $5,000  upon  us  raising  a  total  of  $50,000;
     o     $5,000  upon  us  raising  a  total  of  $75,000;  and
     o     $5,000  upon  us  raising  a  total  of  $100,000.

     Additionally, under the Promissory Note, we agreed to pay Mr. Loev the $15,000 which he is still owed pursuant to the Engagement Agreement by May 13, 2006, regardless of whether the Goals are met. Any amounts not paid when due under the Promissory Note bear interest at seven percent (7.0%) per year until paid in full, which interest is payable monthly in arrears, calculated based on a 360 day year. We may pay the Promissory Note in whole or in part, at any time, without penalty.

     It is anticipated that Michael Chavez, our Chief Executive Officer will provide us with additional funding, when and if we require additional capital prior to the effectiveness of this Registration Statement. Other than the commitment of Mr. Chavez, we have no other commitments from our officers and Directors or any of our shareholders to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of additional stock, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

     In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our then shareholders. We cannot assure you, that financing will be available in amounts or on terms acceptable to us, or at all.

                             DESCRIPTION OF PROPERTY

     We are provided the use of office space by our Chief Executive Officer, Michael Chavez, at 8601 RR 2222, Bldg. 1 Ste. 210, Austin, Texas, 78730, for no cost to us. Mr. Chavez currently has no plans to stop providing us office space or to require us to pay for the use of such office space and we have no reason to believe that such office space will not be provided to us free of charge indefinitely.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     On May 24, 2005, we issued 2,700,000 shares of our restricted Common Stock to Michael Chavez, our Chief Executive Officer, President, Treasurer, Secretary and Director in consideration for services rendered to us in connection with his positions as Chief Executive Officer, President, Treasurer, Secretary and
Director; 2,700,000 shares of our restricted Common Stock to Arthur Stone, our Vice President and Director in consideration for consulting services he rendered to us in connection with marketing, planning and identification and introduction to strategic partners; 2,700,000 shares of our restricted Common Stock and warrants to purchase 125,000 shares of our Common Stock at $0.025 per share to our attorney, David M. Loev in consideration for legal services rendered to us in connection with the drafting of legal documents in connection with our private placement and this Form SB-2 Registration Statement; and 900,000 shares of our restricted common stock to Chris Warren, the president of Philtex, in consideration for consulting services rendered to us in connection with the registration of shipping vessels and with providing maritime services in the Americas. The aggregate of 9,000,000 shares of our Common Stock which were issued to Messrs. Chavez, Stone, Loev and Warren were valued at $9,000 or $0.001 per share.

     On August 15, 2005, we entered into a Marketing Agreement with Philtex Consultants Corporation ("Philtex"), whose president is Chris Warren, who holds 900,000 shares of our Common Stock, representing 9.5% of our issued and outstanding Common Stock as of the filing of this report. The Marketing
Agreement has a term of three (3) years and shall automatically renew for additional one year terms unless terminated earlier by written notice from either party with our without cause. The Marketing Agreement gives us exclusive right to promote, market and sell Philtex's products and services to customers in North and South America, and for Philtex to pay us a fee of ninety percent
(90%) of the gross revenue of our sales of Philex's products (the Marking Agreement is described in greater detail above under "Description of Business," under "Marketing Agreement").

     On February 22, 2006, we entered into "Amendment No. 1 to Marketing Agreement" (the "Marketing Agreement Amendment") with Philtex. The Marketing Agreement Amendment was effective as of the date of the original Marketing Agreement dated August 15, 2005. Pursuant to the Marketing Agreement Amendment, we and Philtex amended the Marketing Agreement to include a list of the services which Philtex granted us the right to promote, market and sell pursuant to the

Marketing Agreement Amendment, which list was mistakenly left out of the original Marketing Agreement. Additionally, the Marketing Agreement Amendment included a provision which provided that until such time as we are able to offer services, that we may refer/outsource services through Philtex, and that in consideration for the work performed in connection with such referral that Philtex will retain a greater percentage of the gross revenues of any sale, which percentage will be determined on a sale by sale basis after taking into account Philtex's cost of services performed. Throughout this Prospectus references to the Marketing Agreement include the amendments affected by the Marketing Agreement Amendment, unless otherwise stated.

     On February 22, 2005, effective as of May 13, 2005, we entered into a Promissory Note with David M. Loev, Attorney at Law, our attorney, to evidence the $15,000, which we owed Mr. Loev pursuant to our Engagement Agreement with Mr. Loev as of that date (explained in greater detail under "Liquidity and Capital Resources," above. Pursuant to the Promissory Note, we agreed to pay Mr. Loev $15,000 in $5,000 increments as follows (the "Goals"):

     o     $5,000  upon  us  raising  a  total  of  $50,000;
     o     $5,000  upon  us  raising  a  total  of  $75,000;  and
     o     $5,000  upon  us  raising  a  total  of  $100,000.

     Additionally, under the Promissory Note, we agreed to pay Mr. Loev the $15,000 which he is still owed pursuant to the Engagement Agreement by May 13, 2006, regardless of whether the Goals are met. Any amounts not paid when due under the Promissory Note bear interest at seven percent (7.0%) per year until paid in full, which interest is payable monthly in arrears, calculated based on a 360 day year. We may pay the Promissory Note in whole or in part, at any time, without penalty.


                             EXECUTIVE COMPENSATION


                                           Other
                                           Annual               Restricted
Name & Principal                           Compen-   Options       Stock
   Position           Year    Salary ($)   sation    SARs         Awards
-----------------    ------  -----------  --------  ---------  -----------

Michael Chavez        2005     $-0- (1)     -0-       -0-    2,700,000 shares(2)
President,
Chief Executive Officer,
Secretary, Treasurer
and Director


Salaries above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

No executive employees have received more than $100,000 in compensation, including bonuses and options, since our inception.

(1) We have not paid Mr. Chavez any salary since our incorporation and no salary is being accrued. We do not anticipate paying him any salary for the fiscal year ended May 31, 2006. If we reach profitable operations and/or raise substantial additional funds in the future, our Board of Directors will determine whether it is in our best interests to provide a salary to Mr. Chavez.

(2) Mr. Chavez was issued 2,700,000 shares of our restricted Common Stock on May 24, 2005, in consideration for services he had provided and continues to provide to us as our President, Chief Executive Officer, Secretary, Treasurer and Director. We do not currently have an employment agreement with Mr. Chavez.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                          DESCRIPTION OF CAPITAL STOCK


     We have authorized capital stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of March 27, 2006, we had 9,950,000 shares of Common Stock issued and outstanding and - 0 - shares of Preferred Stock issued and outstanding.


COMMON  STOCK

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     The issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the Preferred Stock. However, these effects may include:

     o    Restricting  dividends  on  the  Common  Stock;
     o    Diluting  the  voting  power  of  the  Common  Stock;
     o    Impairing  the  liquidation  rights  of  the  Common  Stock;  and
     o Delaying or preventing a change in control of the Company without further action by the stockholders.

Risks associated with the issuance of such Preferred Stock is disclosed under the section entitled "Risk Factors," described above.

WARRANTS

     On August 8, 2005, we granted David M. Loev, our attorney, warrants to purchase 125,000 shares of our Common Stock at $0.025 per share. The warrants are valid for a period of five (5) years from the date of issuance and contain a cashless exercise provision, which, according to the terms of the Warrant
Agreement, allows Mr. Loev to pay no money to us for the exercise of the warrants, but instead pay for the exercise of the warrants in shares of our Common Stock.

     Other than the warrants described above, we have no options, warrants or other convertible securities outstanding.

                        SHARES AVAILABLE FOR FUTURE SALE

     Upon the date of this Prospectus, there are 9,950,000 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 1,850,000 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

     The remaining 8,100,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement and the 900,000 shares being registered on behalf of Chris Warren, will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 1,850,000 shares of Common Stock by the selling stockholders and their transferees, pledges, donees or other successors (collectively "selling shareholders"). The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. None of the selling stockholders are broker-dealers or affiliates of broker-dealers. We plan to file a Prospectus supplement to name successors to any named selling stockholders who are able to use the Prospectus to sell the securities.



                                  SELLING STOCKHOLDERS
                       ------------------------------------------


                            AMOUNT OFFERED
                                SHARES       (ASSUMING ALL      SHARES
                             BENEFICIALLY       SHARES       BENEFICIALLY
                             DATE  SHARES        OWNED        IMMEDIATELY   OWNED AFTER
SHAREHOLDER                 WERE ACQUIRED(1)  BEFORE RESALE       SOLD)       RESALE(2)
-------------------------   ----------------  -------------  -------------  ------------

ANDREW VASQUEZ              October 2005             10,000         10,000            --

ARTURO BARRAZA              September 2005          160,000        160,000            --

CHAD TONJES                 October 2005             10,000         10,000            --

CHRIS DIXON                 October 2005             10,000         10,000            --

CHRIS WARREN                May 2005                900,000        900,000            --

CHRISTINA STORER            September 2005           10,000         10,000            --

CRYSTAL GREEN               October 2005             10,000         10,000            --

DAN HALL                    November 2005            10,000         10,000            --

DANIEL LOGAN                October 2005             10,000         10,000            --

DAVID CHO                   September 2005           10,000         10,000            --

DORIS ROBITAILLE            October 2005             10,000         10,000            --

EDUARDO MUNOZ               October 2005             20,000         20,000            --

ERIC SHEPHARD               October 2005             10,000         10,000            --

JAMES CAWOOD                September 2005          100,000        100,000            --

JAMES ETHERIDGE             October 2005             10,000         10,000            --

JAMES HOLLAND               October 2005             10,000         10,000            --

JAMES PACEY                 September 2005           10,000         10,000            --

JASON OTTESON               October 2005             20,000         20,000            --

JEFFREY HOWARD              October 2005             10,000         10,000            --

JOCELYN ACOSTA              October 2005            120,000        120,000            --

JOHN SHIPLEY                September 2005           10,000         10,000            --

JONATHAN GRIEGO             September 2005           20,000         20,000            --

                                       34


JUNE JOHN                   October 2005             10,000         10,000            --

KEVIN MCADAMS               November 2005            10,000         10,000            --

MATTHEW MENA                September 2005           10,000         10,000            --

MATTHEW WETZEL              September 2005           20,000         20,000            --

MERCEDES MCCLOUGHAN         September 2005           20,000         20,000            --

NATASHA GASTON              October 2005             10,000         10,000            --

PALISADES CAPITAL, LLC(3)   November 2005            10,000         10,000            --

PATSY AKIN                  October 2005             10,000         10,000            --

PAUL GUERRERO               October 2005             10,000         10,000            --

PETER WAINSCOTT             September 2005          200,000        200,000            --

PILAR COLMENERO             October 2005             10,000         10,000            --

ROSEMARY VAUGHN             November 2005            10,000         10,000            --

VICKI BUCH                  September 2005           10,000         10,000            --

WILLIAM BROOKER             September 2005           10,000         10,000            --

WILLIAM MCLEAN              October 2005             10,000         10,000            --

=========================   ================  =============  =============  ============
   TOTALS                        --               1,850,000      1,850,000            --


     (1) All shares being registered pursuant to this Prospectus were purchased by the Selling Stockholders pursuant to an exemption from registration provided by Rule 506 and Regulation S of the Securities Act of 1933 for $0.025 per share (as described in greater detail below under "Item 26. Recent Sales of Unregistered Securities"), other than the 900,000 shares which are held by Chris Warren, who was issued shares in consideration for services provided to us pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933.

     (2)  Assuming  all  shares  registered  are  sold.

     (3) The beneficial owner of Palisades Capital, LLC is Diane Breitman, the trustee of the Morpheus Trust, which owns 97% of Palisades Capital, LLC.

     Other than Chris Warren, who controls Philtex, with whom we are party to the Marketing Agreement described above under "Description of Business," none of the selling shareholders listed above have had a material relationship with us within the past three years.

               --------------------------------------------------

     Upon the effectiveness of this Registration Statement, the 8,100,000 shares of our outstanding Common Stock not being registered in this Registration Statement and 900,000 shares of Common Stock held by Chris Warren will be subject to the resale provisions of Rule 144. The 1,850,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

     The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our Common Stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. We are not selling any shares pursuant to this Registration Statement and are only registering the re-sale of securities previously purchased from us.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


     No established public trading market exists for our Common Stock. In the future, we hope to trade our securities on the Over-The-Counter Bulletin Board. We have no shares of Common Stock subject to outstanding options or securities convertible into our Common Stock, but have warrants to purchase 125,000 shares of our Common Stock at $.025 per share outstanding. We have no outstanding shares of Preferred Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of March 27, 2006, there were 9,950,000 shares of Common Stock outstanding, held by 40 shareholders of record.


                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.


                             ADDITIONAL INFORMATION


     Our fiscal year ends on May 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), where investors can view information we electronically file with the SEC.













                  [Remainder of page left intentionally blank.]

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Allmarine Consultants Corporation are filed as part of this Prospectus.

                    TABLE OF CONTENTS TO FINANCIAL STATEMENTS

   Unaudited Financial Information for the Six Months Ended November 30, 2005
        -----------------------------------------------------------------
     BALANCE  SHEETS  -
        November  30,  2005  (unaudited)  and  May  31,  2005  (audited)    F-1

STATEMENTS  OF  OPERATIONS  -
     Six  months  ended  November  30,  2005  and  period  from
     May  19,  2005  (Inception)  through  November 30, 2005 (unaudited)    F-2

STATEMENTS  OF  CASH  FLOWS  -
      Six  months  ended  November  30,  2005  and  period  from
     May  19,  2005  (Inception)  through  November 30, 2005 (unaudited)    F-3

NOTES  TO  FINANCIAL  STATEMENTS                                            F-4

                Audited Financial Information for the period from
                  May 19, 2005 (Inception) through May 31, 2005
            --------------------------------------------------------

     REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM          F-6

BALANCE  SHEET  -
     May  31,  2005                                                         F-7

STATEMENTS  OF  OPERATIONS  -
     Period from May 19, 2005 (Inception) through May 31, 2005              F-8

STATEMENTS  OF  STOCKHOLDERS'  DEFICIT  -
     Period  from  May  19,  2005  (Inception)  through  May  31,  2005     F-9

STATEMENTS  OF  CASH  FLOWS  -
     Period  from  May  19,  2005  (Inception)  through  May  31,  2005     F-10

NOTES  TO  FINANCIAL  STATEMENTS                                            F-11


                           ALLMARINE CONSULTANTS CORPORATION
                             (A DEVELOPMENT STAGE COMPANY)
                                     BALANCE SHEETS


                                                                November 30,          May 31,
                                                                   2005                2005
                                                                -----------          --------
                               ASSETS                           (Unaudited)
Current assets
  Cash                                                          $     3,944          $    100
                                                                -----------          --------
Total Assets                                                    $     3,944          $    100
                                                                ===========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Advances from related parties                               $         -          $    400
                                                                -----------          --------
     Total current liabilities                                            -               400
                                                                -----------          --------

Commitments

STOCKHOLDERS' EQUITY (DEFICIT):

   Preferred stock, $.001 par value, 10,000,000 shares
      authorized, 0 shares issued and outstanding                         -                 -

  Common stock, $.001 par value, 100,000,000 shares
      authorized, 9,950,000 shares issued and outstanding             9,950             9,000

  Additional paid in capital                                         25,576                 -
  Deficit accumulated during the development stage                  (31,582)           (9,300)
                                                                -----------          --------
     Total stockholders' equity (deficit)                             3,944              (300)
                                                                -----------          --------


Total Liabilities and Stockholders' Equity (Deficit)            $     3,944          $    100
                                                                ===========          ========

   The accompanying notes are an integral part of these financial statements.


                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                       SIX MONTHS ENDED NOVEMBER 30, 2005
        AND PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH NOVEMBER 30, 2005
                                   (UNAUDITED)

                                      Six Months          Inception
                                         Ended             Through
                                      November 30,      November 30,
                                         2005               2005
                                      -----------       ------------

Operating expenses:
General and administrative            $   22,282        $     31,582
                                      ----------        ------------
Loss from operations                      22,282              31,582

Interest expense                               -                   -
                                      ----------        ------------
Net loss                              $  (22,282)       $    (31,582)
                                      ==========        ============


Net loss per share:
  Basic and diluted                   $    (0.00)
                                      ==========
Weighted average shares outstanding:
  Basic and diluted                    9,252,240
                                      ==========










   The accompanying notes are an integral part of these financial statements.



                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                       SIX MONTHS ENDED NOVEMBER 30, 2005
        AND PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH NOVEMBER 30, 2005
                                   (UNAUDITED)


                                                        Six Months     Inception
                                                          Ended         Through
                                                        November 30,  November 30,
                                                           2005         2005
                                                       ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                           $   (22,282)  $    (31,582)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
    Common shares issued for services                            -          9,000
    Stock warrants issued for service                        2,776          2,776
                                                       -----------   ------------
NET CASH USED IN OPERATING ACTIVITIES                      (19,506)       (19,806)
                                                       -----------   ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties, net                        (400)            --
    Stock issued for cash                                   23,750         23,750
                                                       -----------   ------------
NET CASH USED IN FINANCING ACTIVITIES                       23,350         23,750
                                                       -----------   ------------



NET CHANGE IN CASH                                           3,844          3,944
    Cash, beginning of period                                  100              -
                                                       -----------   ------------
    Cash, end of period                                $     3,944   $      3,944
                                                       ===========   ============


SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                        $         -   $          -
  Income taxes paid                                    $         -   $          -
                                                       ===========   ============


   The accompanying notes are an integral part of these financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying unaudited interim financial statements of Allmarine Consultants Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2005 as reported in Form SB-2, have been omitted.

NOTE 2 - RELATED PARTY TRANSACTIONS

Allmarine neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Philtex's president is Chris Warren, who holds 900,000 shares of our common stock.

NOTE 3 - AGREEMENTS

In August 2005 Allmarine entered into a three year agreement with Philtex, a Belize corporation, to promote, market and sell Philtex's products and services in exchange for a fee. Philtex will pay Allmarine 90% of the gross revenue from all sales which are directly attributable to Allmarine's efforts to market, promote, or sell the products on a monthly basis.

NOTE 4 - COMMITMENTS

Pursuant to the Company's Engagement Agreement with its legal counsel David M. Loev, entered into prior to the Company raising any money through its Private Placement, it agreed to issue Mr. Loev 2,700,000 shares of its common stock, warrants to purchase 125,000 shares of its common stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with its Private Placement and Form SB-2 Registration Statement. The Company has paid Mr. Loev $5,000 prior to August 31, 2005 and owed Mr. Love $20,000 as of August 31, 2005, and $15,000 as of November 30, 2005 which is to be earned and paid to Mr. Love in $5,000 increments as follows:

     o     $5,000 upon the Company raising a total of $50,000;
     o     $5,000 upon the Company raising a total of $75,000; and
     o     $5,000 upon the Company raising a total of $100,000.

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Company's common stock at the exercise price of $.025 per share according to the terms of the Warrant Agreement. The value of the warrants when granted on August 8, 2005 was $2,776. The fair value was determined using a Black-Scholes pricing model with the following assumptions: Divided yield - 0.00%, volatility
- 137%, Risk Free Interest Rate - 4.5%, Expected Life - 5 years.


NOTE  5  -  COMMON  STOCK

In the six months ending November 30, 2005, Allmarine issued 950,000 shares of common stock as part of a private placement for $23,750 cash proceeds.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors
Allmarine Consultants Corp.
(A Development Stage Company)
Austin, Texas

We have audited the accompanying consolidated balance sheet of Allmarine Consultants Corp. as of May 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from May 19, 2005
(Inception) through May 31, 2005. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allmarine Consultants Corp. as of May 31, 2005, and the results of its operations and its cash flows for the period from May 19, 2005 (Inception) through May 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Allmarine Consultants Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Allmarine Consultants Corp. has incurred losses through May 31, 2005 totaling $9,300, and at May 31, 2005 had a working capital deficit of $300. Allmarine Consultants Corp. will require additional working capital to develop its business until Allmarine Consultants Corp. either
(1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Allmarine Consultants' ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
July 5, 2005

CAPTION>
                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                     May 31,
                                                                      2005
                                                                     -------
ASSETS

Current assets
  Cash                                                               $   100
                                                                     -------
Total Assets                                                         $   100
                                                                     =======


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Advances from related parties                                      $   400
                                                                     -------
     Total current liabilities                                           400
                                                                     -------

Commitments

STOCKHOLDERS' DEFICIT:

   Preferred stock, $.001 par value, 10,000,000 authorized,
      0 shares issued and outstanding                                      -

  Common stock, $.001 par value, 100,000,000 shares authorized,
      9,000,000 shares issued and outstanding                          9,000
  Deficit accumulated during the development stage                    (9,300)
                                                                     -------
     Total stockholders' deficit                                        (300)
                                                                     -------

Total Liabilities and Stockholders' Deficit                          $   100
                                                                     =======


     See accompanying summary of accounting policies and notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005



                                                       Period Ended
                                                         May 31,
                                                          2005
                                                       ------------
Operating expenses:
   General and administrative                          $      9,300
                                                       ------------
Loss from operations                                          9,300

Interest expense                                                  -
                                                       ------------

Net loss                                               $     (9,300)
                                                       ============

Net loss per share:
  Basic and diluted                                    $      (0.00)
                                                       ============

Weighted average shares outstanding:
  Basic and diluted                                       9,000,000
                                                       ============


              See accompanying summary of accounting policies and
                         notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005

                                                                         Deficit
                                                                       accumulated
                                   Common stock          Additional     during the
                             ----------------------       paid-in      exploration
                              Shares        Amount        capital         stage         Total
                             ---------     --------     ----------     -----------    ----------
Capital stock issued for
  services                   9,000,000     $  9,000     $        -     $         -    $     9,000
                             ---------     --------     ----------     -----------    -----------

Net loss                             -            -              -          (9,300)        (9,300)
                             ---------     --------     ----------     -----------    -----------
Balance,
  May 31, 2005               9,000,000     $  9,000     $        -     $    (9,300)   $      (300)
                             =========     ========     ==========      ==========    ===========


              See accompanying summary of accounting policies and
                         notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
            PERIOD FROM MAY 19, 2005 (INCEPTION) THROUGH MAY 31, 2005


                                                                Period Ended
                                                                   May 31,
                                                                    2005
                                                                ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                    $     (9,300)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
    Common shares issued for services                                  9,000
Changes in:
  Accounts payable & accrued liabilities                                   -
                                                                ------------

NET CASH USED IN OPERATING ACTIVITIES                                   (300)
                                                                ------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties                                        400
                                                                ------------

NET CHANGE IN CASH                                                       100
    Cash, beginning of period                                              -
                                                                ------------
    Cash, end of period                                         $        100
                                                                ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                 $          -
                                                                ============
  Income taxes paid                                             $          -
                                                                ============

              See accompanying summary of accounting policies and
                         notes to financial statements.

                        ALLMARINE CONSULTANTS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


                     NOTE 1 - SUMMARY OF ACCOUNTING POLICIES
                     ---------------------------------------

Allmarine Consultants Corporation ("Company") was incorporated on May 19, 2005 under the laws of Nevada to engage in any lawful activity for which Corporations may be incorporated under the Nevada General Corporation Law. The Company specializes in the administration of ship and corporate registry providing maritime services to ship owners and operators including registration and deletion of merchant vessels, bareboat/dual registry, registration of mortgages, classification and technical surveys such as load line and SOLAS. The Company conducts pre-purchases, condition and cargo gear surveys, ISM consulting and certificates, ISPS implementation and certificates. Additional services include CDC for seafarers, vessel history & investigation, marine insurance, corporate formation & structure, legal services, and general consultancy to ship owners and managers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company records a valuation allowance to reduce any deferred tax assets to the amount that is more likely than not to be realized.

Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

The fair value of the amounts due to parties is not determinable as they have no repayment terms.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

For the period ended May 31, 2005, the Company incurred losses totaling $9,300, and at May 31, 2005 had a working capital deficit of $300. Because of these recurring losses, the Company will require additional working capital to develop and/or renew its business operations.

The Company intends to raise additional working capital either through private placements, public offerings and/or bank financing.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or
(2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's, working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not renew its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 3- ADVANCES - RELATED PARTIES

Advances - related parties are from one director consisting of cash advances. As of May 31, 2005, $400 is outstanding. The advances are unsecured and are due upon demand.


NOTE 4 - CAPITAL STOCK

The Company authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $.001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

Shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions, thereof, as shall be stated in such resolutions or resolution providing for the issue of such class or series of Preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding)by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of the directors(the "Voting Stock"), voting together as a single class, without the separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

In May 2005, the Company issued 9,000,000 shares of common shares for services provided by officers and directors valued at $9,000.

NOTE 5 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                                                       May 31,
                                                        2005
                                                       -------
Refundable Federal income tax attributable to:
Current Operations                                     $ 3,162
Less, Change in valuation allowance                     (3,162)
                                                       -------
Net refundable amount                                  $     -


The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                       May 31,
                                                        2005
                                                       -------
Deferred tax asset attributable to:
Net operating loss carryover                           $ 3,162
Less, Change in valuation allowance                     (3,162)
                                                       -------
Net deferred tax asset                                 $     -


At May 31, 2005, we had an unused net operating loss carryover approximating $9,300 that is available to offset future taxable income; it expires beginning in 2025.

NOTE 6 - RELATED PARTY TRANSACTIONS

Allmarine neither owns nor leases any real or personal property, an officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - COMMITMENTS

Pursuant to the Companys Engagement Agreement with its legal counsel David M. Loev, entered into prior to the Company raising any money through its Private Placement, it agreed to issue Mr. Loev 2,700,000 shares of its common stock, warrants to purchase 125,000 shares of its common stock at $0.025 per share, and to pay Mr. Loev $25,000 for legal work to be completed in connection with its Private Placement and Form SB-2 Registration Statement. The Company has paid Mr. Loev $5,000 prior to August 31, 2005, which has been included in the Company's expenses. The remaining $20,000 will be earned and paid to Mr. Loev upon the following milestones:

     o     $5,000 upon the Company raising a total of $25,000
     o     $5,000 upon the Company raising a total of $50,000;
     o     $5,000 upon the Company raising a total of $75,000; and
     o     $5,000 upon the Company raising a total of $100,000.

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Company's common stock at the exercise price of $.025 per share according to the terms of the Warrant Agreement. The value of the warrants when granted on August 8, 2005 was $2,776. The fair value was determined using a Black-Scholes pricing model with the following assumptions: Divided yield - 0.00%, volitilaty
- 137%, Risk Free Interest Rate - 4.5%, Expected Life - 5 years.

NOTE 8 - SUBSEQUENT EVENT (UNAUDITED)

The Company authorized the officer of the Company to enter into a Warrant Agreement with David Loev to issue Mr. Loev warrants to purchase 125,000 shares of the Corporations common stock at the exercise price of $0.025 per share according to the terms of the Warrant Agreement. The Warrants will be valued on August 8 which is the date the warrants were granted.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                            Amount to be Paid
     -----------------------------------------------        -----------------

     Filing Fee - Securities and Exchange Commission        $           21.78
     Attorney's fees and expenses                                   25,000.00*
     Accountant's fees and expenses                                 10,000.00*
     Transfer agent's and registrar fees and expenses                1,500.00*
     Printing and engraving expenses                                 1,500.00*
     Miscellaneous expenses                                          2,000.00*
                                                            ------------------
     Total                                                  $       40,021.78*
                                                            ==================

* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     On May 24, 2005, we issued an aggregate of 9,000,000 shares of our restricted common stock to four (4) individuals as follows:

     o 2,700,000 shares of our restricted Common Stock to our Chief Executive Officer, Secretary, Treasurer and Director, Michael Chavez a sophisticated investor, in consideration for services rendered to the Company in connection with his positions as Chief Executive Officer, President, Treasurer, Secretary and Director of the Company, which shares were valued at 2,700 or $0.001 per share;

     o 2,700,000 shares of our restricted Common Stock to our Vice President and Director, Arthur Stone, an accredited investor, in consideration for consulting services he rendered to us in connection with marketing, planning and identification and introduction to strategic partners, which shares were valued at 2,700 or $0.001 per share;

     o 2,700,000 shares of our restricted Common Stock valued at 2,700 (or $0.001 per share) and 125,000 warrants to purchase shares of our Common Stock at $0.025 per share, which warrants were valued at $2,776, to our legal counsel, David M. Loev, an accredited investor, in consideration for legal services rendered to the Company in connection with the drafting of legal documents in connection with our private placement and this Form SB-2 Registration Statement; and

     o 900,000 shares of our restricted Common Stock to Chris Warren, who is the President of Philtex (with whom we have a Marketing Agreement, as described above under "Description of Business," "Marketing Agreement"), a sophisticated investor, in consideration for consulting services rendered to us in connection with the registration of shipping vessels and with providing maritime services in the Americas, which shares were valued at $900 or $0.001 per share.

     We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act") for the above issuance, because those issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, the recipients took the shares for investment and not resale and we took appropriate measures to restrict the transfer of the shares. Additionally, the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company, and the transactions were non-recurring and privately negotiated.

     During September through November 2005, we issued an aggregate of 830,000 shares of our restricted common stock to an aggregate of thirty five (35) shareholders, of which fifteen were "Accredited Investors" as defined in the Act and twenty were non-accredited investors, who paid us an aggregate consideration of $20,750, or $0.025 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act for the issuances of these shares.

     In October 2005, we issued 120,000 shares of our restricted common stock to an off-shore shareholder who paid us consideration of $3,000 (or $0.025 per share). We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS


         Exhibit Number                 Description
         -------------       ----------------------------------------------

 Exhibit     3.1(1)          Articles of Incorporation

 Exhibit     3.2(1)          Bylaws

 Exhibit     5.1*            Opinion and consent of David M. Loev,
                             Attorney at Law re: the legality of the shares being registered

 Exhibit     10.1(1)         Marketing Agreement


 Exhibit     10.2(2)         Amendment No. 1 to the Marketing Agreement

 Exhibit     10.3(2)         Promissory Note with David Loev


 Exhibit     23.1*           Consent of Lopez, Blevins, Bork &
                             Associates, LLP, Certified Public Accountants

 Exhibit     23.2*           Consent of David M. Loev, Attorney at
                             Law (included in Exhibit 5.1)

 Exhibit     99.1(1)         Warrant Agreement with David M. Loev

*     Filed as an exhibit to this SB-2/A Registration Statement

(1) Filed as exhibits to our Form SB-2 Registration Statement, filed with the Commission on December 20, 2005 and incorporated herein by reference.


(2) Filed as exhibits to our amended Form SB-2 Registration Statement, filed with the Commission on March 1, 2006, and incorporated herein by reference.




ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

2. For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Austin, Texas, March 27, 2006.



ALLMARINE CONSULTANTS CORPORATION

By: /s/ Michael Chavez
-------------------------------------
Michael Chavez, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasurer and Chief Financial Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Michael Chavez
------------------------------------------
Michael Chavez
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

March 27, 2006


/s/ Arthur Stone
------------------------------------------
Arthur Stone
Vice President and Director

March 27, 2006

         Exhibit Number                 Description
         -------------       ----------------------------------------------

 Exhibit     3.1(1)          Articles of Incorporation

 Exhibit     3.2(1)          Bylaws

 Exhibit     5.1*            Opinion and consent of David M. Loev,
                             Attorney at Law re: the legality of the shares being registered

 Exhibit     10.1(1)         Marketing Agreement

 Exhibit     10.2(2)         Amendment No. 1 to the Marketing Agreement

 Exhibit     10.3(2)         Promissory Note with David Loev

 Exhibit     23.1*           Consent of Lopez, Blevins, Bork &
                             Associates, LLP, Certified Public Accountants

 Exhibit     23.2*           Consent of David M. Loev, Attorney at
                             Law (included in Exhibit 5.1)

 Exhibit     99.1(1)         Warrant Agreement with David M. Loev

*     Filed as an exhibit to this SB-2/A Registration Statement

(1) Filed as exhibits to our Form SB-2 Registration Statement, filed with the Commission on December 20, 2005 and incorporated herein by reference.

(2) Filed as exhibits to our amended Form SB-2 Registration Statement, filed with the Commission on March 1, 2006, and incorporated herein by reference.


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